Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Hollis Eden Pharmaceuticals, Inc

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 5, 2007, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of Hollis Eden Pharmaceuticals, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ BDO Seidman, LLP

Costa Mesa, CA

December 13, 2007